UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 28, 2005

Acceptance Insurance Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7461	31-0742926
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 West Broadway Suite 1600 Council Bluffs, Iowa	51503
(Address of principal executive offices)	(Zip Code)

(712) 329-3600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 28, 2005, the District Court of Lancaster County, Nebraska entered an Order of Liquidation, Declaration of Insolvency and Injunction with respect to American Growers Insurance Company (the “Order”). American Growers Insurance Company is a wholly-owned subsidiary of Acceptance Insurance Companies Inc. (“AICI”). Pursuant to the Order, the Order of Rehabilitation entered on December 20, 2002 for American Growers Insurance Company has been terminated and the Director of Insurance of the State of Nebraska has been appointed as Liquidator of American Growers Insurance Company.

AICI would like to clarify that the first paragraph of the Order contains an incorrect statement and that AICI did not waive its right to be heard on the Petition or consented to the Court entering an Order of Liquidation, Declaration of Insolvency and Injunction.

A copy of the Order is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

(99.1) Order of Liquidation, Declaration of Insolvency and Injunction with respect to American Growers Insurance Company dated February 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2005	ACCEPTANCE INSURANCE COMPANIES INC.

	By:	/s/ John E. Martin
John E. Martin, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Order of Liquidation, Declaration of Insolvency and Injunction with respect to American Growers Insurance Company dated February 28, 2005.